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                                                                     EXHIBIT 5.1




                                  June 12, 2001

Cardinal Health, Inc.
7000 Cardinal Place
Dublin, OH  43017

Ladies and Gentlemen:

                  I am an Assistant General Counsel of Cardinal Health, Inc., an Ohio corporation (the "Company"), and have acted as such in connection with the preparation of its Registration Statement on Form S-4 (the "Registration Statement") filed today under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 15,000,000 of its Common Shares, without par value (the "Shares").

                  In connection with this opinion, I have examined or have arranged for the examination by an attorney or attorneys under my general supervision originals or copies, certified or otherwise identified to my or their satisfaction, of such documents as I have deemed necessary for the purposes of rendering this opinion, including, without limitation: (i) the Registration Statement; (ii) a specimen certificate representing the Shares;
(iii) the Amended and Restated Articles of Incorporation of the Company, as amended; (iv) the Restated Code of Regulations of the Company, as amended; and
(v) certain resolutions of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement and related matters (the "Resolutions").

                  I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authencity of the original of such latter documents.

                  Based upon and subject to the foregoing, I am of the opinion that when (i) the Registration Statement, as finally amended (including any post-effective amendments) becomes effective under the Securities Act; (ii) the Shares are issued in a manner consistent with the Resolutions and the Registration Statement as finally amended (including any post-effective amendments) and pursuant to resolutions of the Board of Directors of the Company or a duly authorized committee thereof with respect to the particular transactions in which the Shares are to be issued; (iii) the certificates representing the Shares in the form of the specimen certificate examined by me have been duly executed, countersigned and registered and duly delivered against receipt of the consideration therefore as contemplated by the Registration Statement and any prospectus supplement


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relating thereto, the issuance of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and non-assessable.

                  I am a member of the bar of the State of Ohio and I express no opinion as to the laws of any jurisdiction other than the State of Ohio.

                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.



                                              Very truly yours,

                                              /s/ Amy B. Haynes

                                              Amy B. Haynes
                                              Assistant General Counsel